Exhibit d 1 a

MAINSTAY VP FUNDS TRUST

AMENDMENT TO THE AMENDED AND RESTATED MANAGEMENT AGREEMENT

This Amendment to the Amended and Restated Management Agreement, is made as of the 1st day of May 2013, between MainStay VP Funds Trust, a Delaware statutory trust (the “Trust”), on behalf of its series as set forth on Schedule A (each, a “Portfolio”, and collectively, the “Portfolios”), and New York Life Investment Management LLC, a Delaware limited liability company (the “Manager”).

WHEREAS, the parties hereto have entered into an Amended and Restated Management Agreement, dated May 1, 2012, as amended (the “Agreement”); and

WHEREAS, the parties hereby wish to amend Schedule A of the Agreement to reflect (i) revised management fees with respect to certain Portfolios; (ii) changes in the name of MainStay VP Growth Portfolio to MainStay VP Cornerstone Growth Portfolio and MainStay VP Flexible Bond Opportunities Portfolio to MainStay VP Unconstrained Bond Portfolio and (iii) the addition of MainStay VP Marketfield Portfolio.

NOW, THEREFORE, the parties agree as follows:

(i)	Effective May 1, 2013, Schedule A is hereby amended by deleting it in its entirety and replacing it with the Schedule attached hereto.

[The Remainder Of This Page Has Been Left Blank Intentionally.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers and attested as of the date first written above.

NEW YORK LIFE INVESTMENT MANAGEMENT LLC

Attest:	/s/ Kevin M. Bopp	By:	/s/ Stephen P. Fisher
Name:	Kevin M. Bopp	Name:	Stephen P. Fisher
Title:	Director & Associate	Title:	Senior Managing Director
General Counsel

MAINSTAY VP FUNDS TRUST

Attest:	/s/ Kevin M. Bopp	By:	/s/ Stephen P. Fisher
Name:	Kevin M. Bopp	Name:	Stephen P. Fisher
Title:	Assistant Secretary	Title:	President

SCHEDULE A

(As of May 1, 2013)

For all services rendered by the Manager hereunder, each Portfolio of the Trust shall pay the Manager and the Manager agrees to accept as full compensation for all services rendered hereunder, at annual fee equal to the following:

Portfolios	ANNUAL RATE AS A PERCENTAGE OF DAILY NET ASSETS

MainStay VP Balanced Portfolio	0.70% up to $1 billion; and 0.65% in excess of $1 billion

MainStay VP Bond Portfolio	0.500% up to $500 million; 0.475% from $500 million to $1 billion; and 0.450% in excess of $1 billion

MainStay VP Cash Management Portfolio	0.450% up to $500 million; 0.400% from $500 million to $1 billion; and 0.350% in excess of $1 billion

MainStay VP Common Stock Portfolio	0.550% up to $500 million; 0.525% from $500 million to $1 billion; and 0.500% in excess of $1 billion

MainStay VP Conservative Allocation Portfolio	0.00%

MainStay VP Convertible Portfolio	0.600% up to $500 billion; 0.550% from $500 million to $1 billion; and 0.500% in excess of $1 billion

MainStay VP Cornerstone Growth Portfolio	0.700% up to $500 million;
(Formerly MainStay VP Growth Equity	0.675% from $500 million to $1 billion; and
Portfolio)	0.650% in excess of $1 billion

MainStay VP DFA / DuPont Capital Emerging Markets Equity Portfolio	1.20% on all assets

MainStay VP Eagle Small Cap Growth Portfolio	0.81% on all assets

MainStay VP Floating Rate Portfolio	0.60% up to $1 billion; and
0.575% in excess of $1 billion
MainStay VP Government Portfolio	0.500% up to $500 million;
0.475% from $500 million to $1 billion; and
0.450% in excess of $1 billion

MainStay VP Growth Allocation Portfolio	0.00%

MainStay VP High Yield Corporate Bond Portfolio	0.570% up to $1 billion; 0.550% from $1 billion to $5 billion; and 0.525% in excess of $5 billion

MainStay VP ICAP Select Equity Portfolio	0.800% up to $250 million; 0.750% from $250 million to $1 billion; and 0.740% in excess of $1 billion

MainStay VP Income Builder Portfolio	0.570% up to $1 billion; and 0.550% in excess of $1 billion

MainStay VP International Equity Portfolio	0.890% up to $500 million; and 0.850% in excess of $500 million

MainStay VP Janus Balanced Portfolio	0.55% on all assets

MainStay VP Large Cap Growth Portfolio

0.750% up to $500 million;
0.725% from $500 million to $750 million;

0.710% from $750 million to $1 billion;

0.700% from $1 billion to $2 billion;

0.660% from $2 billion to $3 billion;

0.610% from $3 billion to $7 billion;

0.585% from $7 billion to $9 billion; and

0.575% in excess of $9 billion

MainStay VP Marketfield Portfolio	1.40% on all assets

MainStay VP MFS® Utilities Portfolio	0.73% on all assets

MainStay VP Mid Cap Core Portfolio	0.850% up to $1 billion; and 0.800% in excess of $1 billion

MainStay VP Moderate Allocation Portfolio	0.00%

MainStay VP Moderate Growth Allocation Portfolio	0.00%

MainStay VP PIMCO Real Return Portfolio	0.50% on all assets

MainStay VP S&P 500 Index Portfolio	0.250% up to $1 billion; 0.225% from $1 billion to $2 billion; 0.215% from $2 billion to $3 billion; and 0.200% in excess of $3 billion

MainStay T. Rowe Price Equity Income Portfolio	0.80% up to $500 million; and 0.775% in excess of $500 million

MainStay VP Unconstrained Bond Portfolio (Formerly MainStay Flexible Bond Opportunities Portfolio)	0.60% up to $500 million; 0.55% from $ 500 million to $1 billion; and 0.50% in excess of $1 billion

MainStay VP U.S. Small Cap Portfolio	0.800% up to $200 million; 0.750% from $200 million to $500 million; 0.725% from $500 million to $1 billion; and 0.700% in excess of $1 billion

MainStay VP Van Eck Global Hard Assets Portfolio	0.89% on all assets